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                                                                    EXHIBIT 99.1


                                     CONSENT

         The undersigned hereby consents to being named in the Registration Statement on Form S-1 of W-H Energy Services, Inc. as a director to be appointed prior to the consummation of the initial public offering of W-H Energy
Services, Inc.

         IN WITNESS WHEREOF, the undersigned has executed this Consent effective as of the __th day of July, 2000.



                                            /s/ MILTON L. SCOTT
                                            ------------------------------------
                                            Name: Milton L. Scott